Exhibit 99.1

Avalon GloboCare’s Laboratory Services MSO Signs Exclusive In-Network Lab Services Agreement Providing Significant Expansion Opportunity into 21 States

MSA Signed with GeneX Laboratory, an In-Network Laboratory Licensed in Multiple States Including Medicare and Medicaid

Laboratory Services MSO will be the Exclusive Testing Provider for Toxicology Testing, Genetic Testing and Others

FREEHOLD, N.J., July 19, 2023 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and provider of clinical laboratory services, today announced Laboratory Services MSO, LLC (“LSM”), has signed an exclusive Master Service Agreement (“MSA”) with GeneX Laboratory Professional Corp. (“GeneX”). Avalon owns a 40% interest in LSM.

Genex is a CLIA-certified and CAP-accredited laboratory located in Orange County, California that has been dormant and seeking a partner to utilize their valuable license networks. GeneX has licenses with major providers such as Aetna California, Anthem BC of California, United Health Care, Cigna, Noridian Medicare, TRICare West, and Medicaid in 21 states, including Alaska, Alabama, Arizona, California, Colorado, Idaho, Indiana, Iowa, Kentucky, Mississippi, Maine, Montana, Nebraska, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, South Carolina, Texas and Washington. GeneX offers a range of high- quality testing, including Liquid Chromatography-Mass Spectrometry (LC-MS) drug testing, genetic testing, urinary testing and COVID-19 PCR testing. Those tests will now be performed utilizing the LSM infrastructure and resources providing significant expansion opportunity for LSM to perform services through in-network insurance providers previously unavailable.

David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon, commented, “This agreement is a key step in expanding LSM’s service offering to customers and providing them access to refer business in-network. GeneX provides top-tier, comprehensive laboratory testing services and works with major providers in addition to Medicaid in 21 states. This further expands our geographic testing footprint and should result in significant revenue for Avalon.”

“Our strategy is to take advantage of a unique roll-up opportunity within the highly fragmented market for laboratory testing and services. We continue to target laboratories with exceptional performance, positive revenue track records and niche-market advantages. By leveraging LSM’s experience and infrastructure, we expect to achieve significant synergies with respect to revenue growth and market shares,” concluded Dr. Jin.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is establishing a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding LSM. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com